CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



We have issued our report dated October 22, 1996 (except for Note 4, as to which the date is November 8, 1996), accompanying the consolidated financial statements and schedule included in the Annual Report of Allied Digital Technologies Corp. on Form 10-K for the year ended July 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Allied Digital Technologies Corp. on Form S-8 File No. 33-88550.

GRANT THORNTON LLP


Melville, New York
November 12, 1996